United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 19, 2021

Date of Report (Date of earliest event reported)

Khosla Ventures Acquisition Co. II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86,1776836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2128 Sand Hill Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 376-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 19, 2021, the management and the Audit Committee of the board of directors (the “Audit Committee”) of Khosla Ventures Acquisition Co. II (the “Company”), after consultation with Marcum LLP, the Company’s independent registered public accounting firm (“Marcum”), concluded that, in light of certain errors concerning financial figures related to the partial exercise of the underwriters’ over-allotment option and the issuance of private placement shares, it is appropriate to restate the Company’s previously issued unaudited condensed financial statements as of March 31, 2021 and for the period from January 29, 2021 (inception) through March 31, 2021 (the “Non-Reliance Period”) that were included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 (the “Non-Reliance Financial Statements”).

Considering such restatement, the Non-Reliance Financial Statements should no longer be relied upon. The Company will file an amendment to its Quarterly Report on Form 10-Q as of March 31, 2021 and for the period from January 29, 2021 (inception) through March 31, 2021 reflecting corrections to the errors related to the calculation of amounts for shares subject to possible redemption to reflect the partial exercise of the underwriters’ over-allotment option in connection with the issuance of private placement shares in restated unaudited condensed financial statements for the Non-Reliance Period as soon as practicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021

KHOSLA VENTURES ACQUISITION CO. II

By:	/s/ Peter Buckland
Name: Peter Buckland
Title: Chief Financial Officer